EXHIBIT 32.1

NORTHERN STATES FINANCIAL CORPORATION

Section 906 Certification

We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this quarterly report of Northern States Financial Corporation on Form 10-Q for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date: July 29, 2010	By:	/s/Scott Yelvington
Scott Yelvington
President and Chief Executive Officer

Date: July 29, 2010	By:	/s/Brett Houston
Brett Houston
Vice President and Chief Financial Officer